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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Youbet.com, Inc.
Los Angeles, California

    We hereby consent to the inclusion in the prospectus constituting a part of this Registration Statement of our report dated April 10, 1998, relating to the consolidated statements of operations, stockholders' (deficiency) and cash flows of Youbet.com, Inc. for the year ended December 31, 1996 appearing in the prospectus.

    We also consent to incorporating by reference in the prospectus which is part of this Registration Statement our April 10, 1998 report, related to Youbet.com's consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1996 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

    We also consent to the reference to us under the caption "Experts" in the prospectus.

                                          WEINBAUM & YALAMANCHI


Los Angeles, California
June 11, 1999